As filed with the Securities and Exchange Commission on November 18, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PTEK HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	59-3074176
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3399 Peachtree Road, N.E., The Lenox Building, Suite 700, Atlanta, Georgia 30326, (404) 262-8400
(Address, including zip code, and telephone number of principal executive offices)

PTEK HOLDINGS, INC. 2000 DIRECTORS STOCK PLAN
(Full Title of the Plan)

Patrick G. Jones
Executive Vice President,
Chief Legal Officer and Secretary
PTEK Holdings, Inc.
3399 Peachtree Road, N.E.
The Lenox Building, Suite 700
Atlanta, Georgia 30326
(404) 262-8400
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Janine Brown, Esq.
Alston & Bird, LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
(404) 881-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.01 par value (including rights to purchase shares of Series C Junior Participating Preferred Stock)	1,000,000	$3.84	(2)	$3,840,000	$353.28

(1)
Consists of shares of the registrant’s Common Stock that may be issued pursuant to options that may be granted under the PTEK Holdings, Inc. 2000 Directors Stock Plan (the “Plan”). This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the Plan.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457, paragraphs (h) and (c), based on the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on November 12, 2002.

INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

Pursuant to Instruction E of Form S-8, the contents of Registration Statement No. 333-51380 relating to the 2000 Directors Stock Plan are hereby incorporated by reference.

PART II.
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.    Exhibits.

The exhibits included as part of this registration statement are as follows:

Exhibit Number	Description
5.1	Opinion of Alston & Bird LLP, counsel to the registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Arthur Andersen LLP.

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.1 above).

24.1	Power of Attorney (contained on the signature pages of this registration statement at p. II-2).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 15th day of November, 2002.

PTEK HOLDINGS, INC. By: /s/ BOLAND T. JONES Boland T. Jones Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Boland T. Jones and Patrick G. Jones, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ BOLAND T. JONES Boland T. Jones	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director	November 13, 2002

/s/ WILLIAM E. FRANKLIN William E. Franklin	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer	November 13, 2002

/s/ GEORGE W. BAKER, JR. George W. Baker, Jr.	Director	November 13, 2002

/s/ RAYMOND H. PIRTLE, JR. Raymond H. Pirtle, Jr.	Director	November 13, 2002

/s/ JEFFREY A. ALLRED Jeffrey A. Allred	President and Chief Operating Officer and Director	November 13, 2002

/s/ JEFFREY T. ARNOLD Jeffrey T. Arnold	Director	November 13, 2002

/s/ JEFFREY M. CUNNINGHAM Jeffrey M. Cunningham	Director	November 13, 2002

/s/ HERMANN BUERGER Hermann Buerger	Director	November 12, 2002

/s/ J. WALKER SMITH, JR. J. Walker Smith, Jr.	Director	November 13, 2002

/s/ RANDOLPH L. BOOTH Randolph L. Booth	Director	November 13, 2002

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description
5.1	Opinion of Alston & Bird LLP, counsel to the registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a under the Securities Act of 1933, as amended).

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature pages of this registration statement at p. II-2).